Exhibit 10.86
AMENDMENT NO. 1
TO THE NACCO MATERIALS HANDLING GROUP, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective April 24, 2009)
          NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (As Amended and Restated Effective April 24, 2009) (the “Plan”), to be effective January 1, 2010. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.
Section 1
          Section 2.15 of the Plan is hereby amended in its entirety to read as follows:
     “Section 2.19. ROTCE shall mean the consolidated return on total capital employed of NACCO as determined by NACCO for a particular Plan Year.”
Section 2
     Section 5.1(a) of the Plan is hereby amended in its entirety to read as follows:
               “(a) In General. Except as otherwise described in the Plan, for periods on and after January 1, 2010, at the end of each calendar month during a Plan Year through the end of the month prior to the payment date, the Accounts of the Covered Employees shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by 5%. Notwithstanding the foregoing, in the event that the ROTCE determined for such Plan Year exceeds the rate credited under the preceding sentence to the Excess Profit Sharing Sub-Account, Basic Excess Deferral Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account, such Sub-Accounts shall retroactively be credited with the excess (if any) of (i) the amount determined under the preceding sentence over (ii) the amount determined by multiplying the Participant’s Sub-Account balance during each month of such Plan Year by the ROTCE determined for such Plan Year, compounded monthly. This ROTCE calculation shall be made during the month in which the Participant incurs a Termination of Employment and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant incurred a Termination of Employment, as calculated by NACCO. For any subsequent month following such Termination, such ROTCE calculation shall not apply.”
EXECUTED this 10th day of November, 2009.

NACCO MATERIALS HANDLING GROUP, INC.
By:	/s/ Charles A. Bittenbender
Title: Vice President, General Counsel and Secretary